B Y - L A W S

                                                 OF

                                 HOSPITALITY FRANCHISE SYSTEMS, INC.

                               (hereinafter called the "Corporation")

                              As amended and restated December 9, 1992
                                and as further amended June 14, 1994
                               and as further amended October 24, 1996


                                              ARTICLE I

                                               OFFICES
                  SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 32 Loockerman Square, Suite L-100, Dover, 19901 and its resident agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                             ARTICLE II
                                      MEETINGS OF STOCKHOLDERS
                  SECTION 1.  ANNUAL MEETINGS.  Annual meetings
of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or


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without  the  State of  Delaware,  and at such  time  and  date as the  Board of
Directors shall determine by resolution and set forth in the notice of the meeting. Notice of each annual meeting shall be given in accordance with Section 3 of this Article II.
                  SECTION 2. SPECIAL MEETINGS. Unless otherwise prescribed by statute, special meetings of the stockholders of the Corporation for any purpose or purposes may be called by the Board of Directors or the Executive Committee thereof, and shall be called by the President or Secretary upon the written request of stockholders holding not less than 20% of the outstanding shares of capital stock of the Corporation entitled to vote thereat. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice. Notice of each special meeting shall be given in accordance with Section 3 of this Article II.
                  SECTION 3. NOTICE OF MEETINGS. Except as otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is

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called,  shall be mailed to or delivered to each  stockholder of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.
                  SECTION 4. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.
                  SECTION  5.   VOTING.   Unless   otherwise   provided  in  the
Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot. Unless otherwise provided by the Certificate of Incorporation or these By--Laws, all elections of directors shall be decided by plurality vote. Unless otherwise required by law, these By-Laws or the Certificate of Incorporation, all other corporate action shall be decided by majority vote.

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                  SECTION 6. INSPECTORS.  The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and

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shall execute a certificate  of any fact found by them. No director or candidate for  the  office  of  director  shall  act as an  inspector  of an  election  of directors.
                  SECTION 7.  CHAIRMAN OF MEETINGS.  The Chairman
of the Board of Directors of the Corporation, if one is
elected, or, in his absence or disability, the President
of the Corporation, shall preside at all meetings of the
stockholders.
                  SECTION  8.  SECRETARY  OF  MEETING.   The  Secretary  of  the
Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.
                  SECTION 9. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten

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days prior to the  meeting,  either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.
                  SECTION 10. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, any officer entitled to preside at or to act as Secretary of the meeting shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these By-Laws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
                                             ARTICLE III
                                         BOARD OF DIRECTORS
                  SECTION 1.  POWERS.  The property, business and
affairs of the Corporation shall be managed and con-

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trolled  by its Board of  Directors.  There  shall at all times be an  Executive
Committee of the Board of Directors, which will consist of one or more of the directors of the Corporation. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-Laws. The Executive Committee of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except as set forth in
Section 9 of this ARTICLE III.
                  SECTION 2. NUMBER AND TERM. The number of directors shall be fixed at no less than one nor more than twelve. Within the limits specified above, the number of directors shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term set forth in the Certificate of Incorporation. Directors need not be stockholders.
                  SECTION 3.  RESIGNATIONS.  Any director may
resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified

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therein,  and if no  time  is  specified,  at the  time  of its  receipt  by the
President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
                  SECTION 4. REMOVAL. Any director or the entire Board of Directors may be removed only for cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors at any annual or special meeting of stockholders called for that purpose.
                  SECTION  5.   VACANCIES  AND  NEWLY   CREATED   DIRECTORSHIPS.
Vacancies occurring in any directorship and newly created directorships shall be filled by a majority vote of the remaining directors, even though less than a quorum of the Board of Directors or by its sole director. Any director so chosen shall hold office for the unexpired term of his predecessor (as long as such director remains qualified) and until his successor shall be elected and qualified or until his earlier death, resignation or removal. The Board of Directors may not fill the vacancy created by removal of a director by electing the director so removed.
                  SECTION 6.  MEETINGS.  The newly elected direc-
tors shall hold their first meeting to organize the

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Corporation,  elect  officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of stockholders, or at such time and place as may be noticed for the meeting.
                  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
                  Special meetings of the Board of Directors shall be called by the President or by the Secretary on the written request of any director with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.
                  SECTION 7. QUORUM, VOTING AND ADJOURNMENT. Except as may be otherwise specifically required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of the majority of the total number of directors shall be the act of the Board of Directors. In the

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absence of a quorum,  a majority of the  directors  present  thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
                  SECTION 8. COMMITTEES. There shall at all times be an Audit Committee of the Board of Directors, which will consist of one or more of the directors of the Corporation. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more additional committees, each such committee to consist of one or more of the directors of the Corporation. The action of a majority of the total number of members of any committee shall be the act of such committee. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or author-

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ity to amend the Certificate of  Incorporation,  adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these By-Laws. Unless a resolution of the Board expressly provides, no such committee (other than the Executive Committee) shall have the power or authority to declare a dividend, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Executive Committee shall have the power and authority to declare a dividend, to authorize the issuance of stock of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 of the General
Corporation Law of the State of Delaware. All committees of the Board shall report their proceedings to the Board when required.
                  SECTION 9.  ACTION WITHOUT A MEETING.  Unless
otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any

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committee  thereof may be taken without a meeting if all members of the Board or any committee thereof consent thereto in writing.
                  SECTION 10.  COMPENSATION.  The Board of Direc-
tors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensa-tion therefor.
                  SECTION 11. TELEPHONIC MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

                                             ARTICLE IV
                                              OFFICERS
                  SECTION 1. The  officers of the  Corporation  shall  include a
President, a Secretary and one or more subordinate officers, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and

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qualified or until their earlier resignation or removal. In addition,  the Board of Directors may elect a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, including one or more Executive Vice Presidents and Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers, and a Secretary and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.
                  SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.
                  SECTION 3.  CHAIRMAN.  The Chairman of the
Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors

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and of  the  stockholders.  He  shall  be the  Chief  Executive  Officer  of the
Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all powers and discharge all duties of the President.
                  In addition, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.
                  SECTION 4. PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall exercise such duties as customarily pertain to the Office of President, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. Except as the Board of

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Directors  shall  otherwise  authorize,  the President  shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.
                  In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall perform such other duties as prescribed from time to time by the Board of Directors or these By-Laws.
                  SECTION 5. VICE PRESIDENTS. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Chairman of the Board, the President or the Board of Directors.
                  SECTION 6.  TREASURER.  The Treasurer shall
have custody of the corporate funds, securities, evidenc-es of indebtedness and other valuables of the Corporation

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and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
                  The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the Chairman of the Board, the President and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.
                  The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board of Directors.
                  SECTION 7.  SECRETARY.  The Secretary shall:
(a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given prop-erly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the

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Corporation are kept properly; and (d) cause all reports,  statements,  returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall also perform like duties for the standing committees when required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.
                  SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.
                  SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chairman of the Board, the President or the Treasurer or such other person or agent as may from time to time be authorized

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and with such countersignature, if any, as may be re-
quired by the Board of Directors.
                  SECTION 10. CONTRACTS AND OTHER DOCUMENTS. The Chairman of the Board, the President (or, in his absence, a Vice President) or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
                  SECTION 11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chairman of the Board, the President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
                  SECTION 12.  DELEGATION OF DUTIES.  In the
absence, disability or refusal of any officer to exercise

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and perform his duties,  the Board of Directors may delegate to another  officer such powers or duties.
                  SECTION 13. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By--Laws.
                  SECTION 14.  VACANCIES.  The Board of Directors
shall have power to fill vacancies occurring in any office.
                                              ARTICLE V
                                                STOCK
                  SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer

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or registration  of  certificates  of stock of any class,  and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
                  SECTION 2. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
                  SECTION 3.  LOST CERTIFICATES.  A new certifi-
cate of stock may be issued in the place of any certifi-

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cate previously  issued by the Corporation,  alleged to have been lost,  stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.
                  SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
                  SECTION  5.  STOCKHOLDERS  RECORD  DATE.  In  order  that  the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to

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exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
                  SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.
                                             ARTICLE VI

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                                     NOTICE AND WAIVER OF NOTICE
                  SECTION 1.  NOTICE.  Whenever any written
notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram.
                  SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board of Directors need be specified in any written waiver of notice.

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                                             ARTICLE VII
                                        AMENDMENT OF BY-LAWS
                  SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the total number of directors at any regular or Special Meeting of the Board of Directors; provided however, that the Board of Directors may not amend or repeal the provisions of the first three sentences of ARTICLE III, Section 9 of the By-Laws or this proviso. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law(s) so adopted, amended, or repealed, together with a precise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by stockholders.
                                            ARTICLE VIII
                                           INDEMNIFICATION
                  SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any

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threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust,
employee  benefit  plan  or  other  enterprise,   against  expenses   (including
attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action

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or proceeding, had reasonable cause to believe that his
conduct was unlawful.
                  SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS
BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the

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court in which such action or suit was brought shall determine upon  application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
                  SECTION   3.    AUTHORIZATION    OF    INDEMNIFICATION.    Any
indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense

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of any claim, issue or matter therein,  he shall be indemnified against expenses
(including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection  therewith,  without the necessity of  authorization  in the specific case.
                  SECTION  4.  GOOD  FAITH   DEFINED.   For   purposes   of  any
determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint

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venture,  trust,  employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.
                  SECTION 5.  INDEMNIFICATION BY A COURT.  Not-
withstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwith-standing the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnifica-tion by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or

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create a presumption  that the director or officer seeking  indemnification  has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
                  SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
                  SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law,

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agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The
provisions   of  this   Article  VIII  shall  not  be  deemed  to  preclude  the
indemnification  of any person who is not  specified  in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
                  SECTION  8.  INSURANCE.   The  Corporation  may  purchase  and
maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising

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out of his status as such,  whether or not the Corporation  would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.
                  SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an

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employee  benefit  plan;  and  references  to  "serving  at the  request  of the
Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.
                  SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
                  SECTION 11.  LIMITATION ON INDEMNIFICATION.
Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5

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hereof),  the  Corporation  shall not be obligated to indemnify  any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
                  SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.
                                             ARTICLE IX
                  SECTION 1.  SEAL.  The seal of the Corporation
shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.
                  SECTION 2.  FISCAL YEAR.  The fiscal year of
the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.


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         RESOLVED,  that Article IV, Section 1 of the Bylaws of the  Corporation is hereby amended in its entirety to read as follows:

                                    SECTION 1. The  officers of the  Corporation
                  shall include a President, a Secretary and one or more subordinate officers, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, including one or more Executive Vice Presidents and Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers, and a Secretary and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.


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